Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-4 No. 333-140195) of Expedia, Inc. and in the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-127324) pertaining to the Expedia, Inc. 2005 Stock and Annual Incentive Plan, the Expedia, Inc. 401(k) Retirement Savings Plan, and the Expedia, Inc. Deferred Compensation Plan for Non-Employee Directors of Expedia, Inc.,

(3)	Registration Statement (Form S-4/A No. 333-124303-01) of Expedia, Inc., and

(4)	Registration Statement (Form S-3ASR No. 333-146721-01) of Expedia, Inc. and in the related Prospectus;
of our reports dated February 20, 2008, with respect to the consolidated financial statements of Expedia, Inc. and the effectiveness of internal control over financial reporting of Expedia, Inc., included in this Annual Report (Form 10-K) of Expedia, Inc. for the year ended December 31, 2007.

/s/ Ernst & Young LLP

Seattle, Washington
February 20, 2008